UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2007

MISSION ENERGY HOLDING COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

2600 Michelson Drive, Suite 1700

Irvine, California  92612

(Address of principal executive offices, including zip code)

949-852-3576

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company’s control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Mission Energy Holding Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On April 30, 2007, Mission Energy Holding Company (“MEHC”), in connection with its previously announced tender offer and consent solicitation with respect to its 13.50% Senior Secured Notes due 2008 (the “Notes”), entered into (i) a First Supplemental Indenture, dated as of April 30, 2007, between MEHC and Wilmington Trust Company, as trustee (the “Supplemental Indenture”), supplementing the Indenture, dated as of July 2, 2001, pursuant to which the Notes were issued (the “Indenture”) and (ii) Amendment to Pledge and Security Agreement, dated as of April 30, 2007, among MEHC, Wilmington Trust Company, as trustee and Wilmington Trust Company, as joint collateral agent (the “Amendment to Pledge and Security Agreement”), amending the Pledge and Security Agreement, dated as of July 2, 2001, pursuant to which MEHC pledged a security interest in the collateral securing the Notes.

The Supplemental Indenture effects amendments to the Indenture and the Amendment to Pledge and Security Agreement effects amendments to the Pledge and Security Agreement, in each case as proposed in connection with the tender offer and consent solicitation, which amendments will release the security interests in the collateral securing the Notes, eliminate substantially all the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions contained in the Indenture. The amendments will not, however, become operative until the Notes tendered in the tender offer and consent solicitation are accepted for purchase by MEHC pursuant to the terms of the tender offer and consent solicitation. The tender offer and consent solicitation, and the consummation of the purchase, are subject to the satisfaction of certain conditions, including Edison Mission Energy’s (EME) receipt of sufficient funds from its issuance of senior unsecured notes on terms satisfactory to EME, and the transfer of sufficient funds from EME to MEHC. No assurance can be given that such new financings will be completed in a timely manner or at all.

A copy of the Supplemental Indenture, attached hereto as Exhibit 4.1, and a copy of the Amendment to Pledge and Security Agreement, attached hereto as Exhibit 4.2, are each incorporated herein by reference. A copy of the press release issued by Edison International, MEHC’s indirect parent company, on May 1, 2007, attached hereto as Exhibit 99.1 and announcing, among other matters, the execution of the Supplemental Indenture, is also incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.03   Material Modification to Rights of Security Holders

The information set forth in Item 1.01 with respect to the Supplemental Indenture and the Amendment to Pledge and Security Agreement is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits

4.1                     First Supplemental Indenture, dated as of April 30, 2007, between MEHC and Wilmington Trust Company, as trustee, supplementing the Indenture, dated as of July 2, 2001, pursuant to which MEHC’s 13.50% Senior Secured Notes due 2008 were issued.

4.2                     Amendment to Pledge and Security Agreement, dated as of April 30, 2007, among MEHC, Wilmington Trust Company, as trustee and Wilmington Trust Company, as joint collateral agent.

99.1               Press release by Edison International, dated May 1, 2007, announcing (i) the receipt of the requisite consents in connection with MEHC’s previously announced tender offer and consent solicitation with respect to its 13.50% Senior Secured Notes due 2008 and (ii) the execution of a supplemental indenture to the indenture pursuant to which the 13.50% Senior Secured Notes due 2008 were issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company

Date:	May 1, 2007	/s/ W. James Scilacci
W. JAMES SCILACCI
Senior Vice President and Chief Financial Officer